                                                                     EXHIBIT (X)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 2000-A Monthly Statement

Distribution Date: January 15, 2002             Month Ending: December 31, 2001

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

 1.  Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this
     -----------------------------------------------------------------------------------------------------------------
     Distribution Date (per $1000 of Subclass Initial Investor Interest)
     -------------------------------------------------------------------

                                                             Extended          Maturity            Extended         Maturity
                                                            Certificate       Certificate         Certificate      Certificate
     Series 2000-A                            Total           Interest         Interest            Principal        Principal
                                              -----           --------         --------            ---------        ---------
            Subclass Investor Interest         $0.00            $0.00             $0.00              $0.00            $0.00


 2.  Principal Receivables at the end of December, 2001
     --------------------------------------------------

     (a)  Aggregate Investor Interest                                                                  $29,156,737,358.63

          Seller Interest                                                                               $6,729,328,104.44

          Total Master Trust                                                                           $35,886,065,463.07

     (b)  Group One Investor Interest                                                                  $29,156,737,358.63

     (c)  Series 2000-A Investor Interest                                                               $4,000,000,000.00

     (d)  Series 2000-A Aggregate Discount Certificate Subclass Investor Interests                      $4,000,000,000.00

     (e)  Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                                   0.00

     (f)  Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                                   0.00

 3.  Allocation of Receivables Collected During December, 2001
     ---------------------------------------------------------
                                                                                                               Yield Collections /
                                                     Finance Charge Collections      Principal Collections        Additional Funds
                                                     --------------------------      ---------------------        ----------------

     (a)  Allocation of Collections between Investors and Seller

          Aggregate Investor Allocation                          $446,239,393.18           $4,604,293,099.03                 $0.00

          Seller Allocation                                       $85,752,902.01             $884,797,490.30                 $0.00

     (b)  Group One Allocation                                   $446,239,393.18           $4,604,293,099.03                 $0.00

     (c)  Series 2000-A Allocation                                $61,030,156.10             $629,708,472.40                 $0.00

     (d)  Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
          Master Trust Principal Receivables at the beginning of December, 2001)                                            15.74%

     (e)  Principal Collections as a monthly percentage of Master Trust Receivables
          at the beginning of December, 2001                                                                                15.51%

     (f)  Finance Charge Collections as a monthly percentage of Master Trust Receivables
          at the beginning of December, 2001                                                                                 1.50%

     (g)  Total Collections as a monthly percentage of Master Trust Receivables
          at the beginning of December, 2001                                                                                17.02%

 4.  Information Concerning the Series Principal Funding Account ("SPFA")
     --------------------------------------------------------------------

                                 Deposits into the SPFA      Deficit Amount on this           SPFA                    Investment
                                on this Distribution Date       Distribution Date            Balance                    Income
                                -------------------------       -----------------            -------                    ------

     Series 2000-A                       $0.00                      $0.00                     $0.00                      $0.00

 5.  Information Concerning Amount of Controlled Liquidation Payments

                                 Amount Paid on this           Deficit Amount on this            Total Payments through this
                                   Distribution Date               Distribution Date                    Distribution Date
                                   -----------------               -----------------                    -----------------

     Series 2000-A                     $0.00                           $0.00                                $0.00

 6.  Information Concerning the Series Interest Funding Account ("SIFA")
     -------------------------------------------------------------------

                                                                    Deposits into the SIFA        SIFA Balance at the end of
                                                                   on this Distribution Date            December, 2001
                                                                   -------------------------            --------------

     Series 2000-A                                                       $7,018,392.86                 $107,686,040.08

 7.  Information Concerning the Proceeds Account
     -------------------------------------------

                                                                  Deposits into the Proceeds
                                                               Account on this Distribution Date        Proceeds Account
                                                                (other than Issuance Proceeds)              Balance
                                                                ------------------------------              -------

     Series 2000-A                                                          $0.00                            $0.00

 8.  Investor Charged-Off Amount

                                                                                                            Cumulative Investor
                                                                                    December, 2001          Charged-Off Amount
                                                                                    --------------          ------------------

     (a)  Group One                                                                 $174,937,002.60                      $0.00

     (b)  Series 2000-A                                                              $23,925,347.55                      $0.00

     (c)  As an annualized percentage of
          Principal Receivables at the
          beginning of December, 2001                                                         7.18%                       N/A

 9.  Investor Losses for December,  2001
     -----------------------------------                                                                  Per $1,000 of Initial
                                                                                       Total             Series Investor Interest
                                                                                       -----             ------------------------

     (a)       Group One                                                                 $0.00                            $0.00

     (b)   Series 2000-A                                                                 $0.00                            $0.00

10.  Reimbursement of Investor Losses for December, 2001
     ---------------------------------------------------                                                  Per $1,000 of Initial
                                                                                       Total             Series Investor Interest
                                                                                       -----             ------------------------

     (a)  Group One                                                                      $0.00                            $0.00

     (b)  Series 2000-A                                                                  $0.00                            $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of December, 2001
     --------------------------------------------------------------------------------                     Per $1,000 of Initial
                                                                                       Total             Series Investor Interest
                                                                                       -----             ------------------------

     (a)  Group One                                                                      $0.00                            $0.00

     (b)  Series 2000-A                                                                  $0.00                            $0.00

12.   Investor Monthly Servicing Fee payable on this Distribution Date
      ----------------------------------------------------------------
     (a)  Group One                                                                                              $48,745,238.57

     (b)  Series 2000-A                                                                                           $6,666,666.67

13.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                                                                                 Class A Amount
                                                                                                                 --------------
     (a)  Maximum Amount on this Distribution Date                                                              $320,000,000.00

     (b)  Available Amount on this Distribution Date                                                            $320,000,000.00

     (c)  Amount of unreimbursed Drawings on Credit
          Enhancement on this Distribution Date                                                                           $0.00

     (d)  Credit Enhancement Fee on this Distribution                                                               $256,744.39

14.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of December, 2001                                       $36,378,010,801.79

                                                     Delinquent Amount              Percentage of Ending
         Payment Status                               Ending Balance              Receivables Outstanding
         --------------                               --------------              -----------------------
            30-59 Days                                   $870,712,488.52                    2.39%

            60-179 Days                                $1,765,753,716.34                    4.85%

15. Excess Spread Percentages on this Distribution Date(1)
    ---------------------------------------------------
    (a)   Group One   (2)                                                                                          6.05%

    (b)   Series 2000-A   (3)                                                                                      6.92%

16. Net Charge-offs on this Distribution Date (4)
    -----------------------------------------

    Charge-offs net of recoveries as an annualized percentage of Principal Receivables
    at the beginning December,  2001                                                                               6.55%

17. Information concerning the MC Purchase Agreement
    ------------------------------------------------

    (a)   Total purchases made pursuant to the MC Purchase
          Agreement during December, 2001                                                                          $0.00

    (b)   Total Available Commitments at the end of December, 2001                                     $1,120,000,000.00

    (c)   Aggregate amount on deposit in any MC Purchase Account
          at the end of December, 2001                                                                             $0.00

                                          U.S. Bank National Association
                                          as Trustee

                                      BY:
                                         ---------------------------------
                                          Vice President


----------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and
        (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payment and increased costs, if any, payable to the MC purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on January 15, 2002:

1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Discover Bank as Master
        Servicer.

3.      The aggregate amount of Collections processed during December, 2001
        is equal to                                                                                               $6,021,082,884.52

4.      The aggregate amount of Class A Principal Collections processed during December, 2001
        is equal to                                                                                                 $629,708,472.40

5.      The aggregate amount of Class A Finance Charge Collections processed during December, 2001
        is equal to                                                                                                  $61,030,156.10

6.      (a)  The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections
             during December, 2001 is equal to                                                                                $0.00

        (b)  The aggregate amount of Class A Additional Funds for this Distribution date is equal to                          $0.00

7.      The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date
        is equal to                                                                                                   $7,018,392.86

8.      The sum of all amounts payable for benefit of the Class A Discount Certificateholders on the
        current Distribution Date is equal to                                                                         $7,018,392.86

9.      The sum of all amounts payable to the Class A Extended Certificateholders on the
        current Distribution Date is equal to                                                                                 $0.00

10.     The sum of all amounts payable to the Class A Maturity Certificateholders on the
        current Distribution Date is equal to                                                                                 $0.00


11.     The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

        (a) with respect to the Class A Required Amount Shortfall is equal to                                                 $0.00

        (b) with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                    $0.00

        (c) with respect to the Class A Investor Interest is equal to                                                         $0.00

12.     Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this
        Certificate to the Trustee pursuant to Section 18 of the Series Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 2002.

Series 2000-A                         DISCOVER BANK
                                      as Master Servicer

                                      By: [SIG]
                                         -------------------------------------
                                      Vice President, Chief Accounting Officer
                                      and Treasurer

                                       2